Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation on Form S-8 of our report dated February 19, 2004, appearing in the Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

December 7, 2004